  The following pages represent forms of compensation plans, under Item 10 of Schedule 14A under the Securities Exchange Act of 1934, as amended ("Item 10"), which were inadvertently omitted from the filing of definitive proxy material for the 1994 Annual Meeting of Toll Brothers, Inc., filed via EDGAR on February 25, 1994, one business day prior to this filing. Certain proposals in such proxy material relate to the adoption of such plans. These plans are being filed pursuant to Instruction 3 of Item 10 and do not constitute any change to the definitive proxy material filed on February 25, 1994, for which a fee has been paid.

                             TOLL BROTHERS, INC.
                             KEY EXECUTIVES AND
                           NON-EMPLOYEE DIRECTORS
                             STOCK OPTION PLAN
                                   (1993)

     1. Purpose. The Plan is intended as an additional incentive to certain key executives and the non-employee members of the Board of Directors (together the 'Optionees') to enter into or remain in the employ of Toll Brothers, Inc., a Delaware corporation (the 'Company') or any Affiliate (as defined below), or serve on the Board of Directors of the Company (the 'Board of Directors') or of any Affiliate, and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the 'Options') to acquire the Company's Common Stock, par value $0.01 per share (the 'Common Stock'). Each Option granted under the Plan to an employee of the Company or an Affiliate is intended to be an incentive stock option ('ISO') within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the 'Code'), for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 6(a), (ii) any Option is specifically designated at the time of grant (the 'Grant Date') as not being an ISO, and (iii) any Option is granted under Section 8. No Option granted to a person who is not an employee of the Company or any Affiliate on the Grant Date shall be an ISO.

     For purposes of the Plan, the term 'Affiliate' shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company, without participation by any director on any matter pertaining to him, and by a Stock Option Committee composed of two or more of its members to operate and administer the Plan in its stead. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the 'Committee'. Notwithstanding anything in this
Section 2 to the contrary, in the case of the non-employee members of the Board of Directors who are granted Options in accordance with the provisions of
Section 8, the members of the Stock Option Committee to whom such Options will be granted, the timing of grants of such Options, the Option Price (as defined in subsection 6(b)) of such Options and the number of Option Shares (as defined in Section 4) included in such Options shall be as specifically set forth in
Section 8 respectively.

     The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

     Except with respect to Options which may be granted to members of the Stock Option Committee under Section 8, the Stock Option Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the provisions of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares

(as defined in Section 4) to be granted and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success, the recommendations of those employees or officers of the Company with knowledge of the performance of the Optionee, and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final, binding and conclusive.

     No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

     In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to administration of the Plan and the granting of Options under it, each member of the Board of Directors and of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of any judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled as a matter of law, contract or otherwise.

     3. Eligibility. Those key executives of the Company or its Affiliates (who may also be directors of the Company or its Affiliates) who the Committee determines from time to time should be eligible to participate in the Plan because they are critical to the operations of the Company or because the Committee determines that such employees are or may become 'covered employees', as that term is used in Section 162(m) of the Code, and the non-employee members of the Board of Directors shall be eligible to receive Options hereunder; provided, however, that non-employee members of the Board of Directors are only eligible to be granted an Options under Section 8. The Committee, in its sole discretion, shall determine whether an individual, other than a non-employee member of the Board of Directors, qualifies as eligible to participate in the Plan. An Optionee may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

     4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options may be issued under the Plan is One Million (1,000,000) shares, adjusted as provided in Section 9 (the 'Option Shares'). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

     5. Term of Plan. The Plan is effective as of December 17, 1993, the date on which it was adopted by the Board of Directors, subject to the approval by vote of a majority of the outstanding voting stock of the Company on or before December 17, 1994. No Option may be granted under the Plan after December 17, 2003.

     6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the 'Option Documents') in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this
Section 6 shall not apply for Options granted to members of the Stock Option Committee under Section 8 except as otherwise provided for in Section 8.

     (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate fair market value of the Option Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000. No key executive shall be granted Options for more than 200,000 Option Shares during any calendar year.

     (b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the 'Option Price'), which shall be equal to 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the fair market value of the Option Shares on the date the Option is granted. Notwithstanding the foregoing, if the Common Stock is traded in a public market, then the fair market value per share shall be the mean between the closing 'bid' and 'asked' prices thereof or the mean between the highest and lowest quoted selling prices thereof, as applicable, on the day the Option is granted as reported in customary financial reporting services.

     (c) Medium of Payment. An Optionee shall pay for Option Shares: (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

     (d) Termination of Options. No Option shall be exercisable after the first to occur of the following:

     (i) Expiration of the Option term specified in the Option Document, which for an ISO shall not exceed (A) ten years from the Grant Date or (B) five years from the Grant Date if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate and for any other Option shall not exceed ten years and one day from the date of grant;

     (ii) Expiration of three months (or such shorter period as the Committee may select) from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than: (a) disability (within the meaning of section 22(e)(3) of the Code) or death or (b) circumstances described by paragraph (d)(vi), below;

     (iii) Expiration of one year from the date the Optionee's employment with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death;

     (iv) The date, if any, set by the Committee under terms specified in an Option Document to be an accelerated expiration date in the event of a 'Change in Control' (as defined in subsection 6(f) below) provided an Optionee who holds an Option is given written notice at least 30 days before the date so fixed.

     (v) The date set by the Committee to be an accelerated expiration date after a finding by the Committee that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted adversely affects or, in the determination of the Committee, may adversely affect in the foreseeable future, the Company, provided the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove.

     (vi) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.

     Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents.

     (e) Change of Control. In the event of a Change of Control (as defined below), the Committee may take whatever action with respect to the Options outstanding it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exercisable in full. A 'Change of Control' shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation, or (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him.

     (g) Other Provisions. The Option Documents shall contain such other provisions, subject to the provisions of Section 8 including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

     (h) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee except that the consent of the Optionee shall not be required for any amendment made under subsection 6(f).

     7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the 'Act')), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are 'restricted securities' within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration,
(c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (A) registration under federal or state securities laws (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer exercise of any Option granted hereunder until event A, B, C, or D has occurred. No Option granted pursuant to Section 8 may be exercised until one year has elapsed from the Grant Date.

     8. Grants to non-employee members of the Board of Directors. Options granted pursuant to the Plan to non-employee members of the Board of Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 8. Options granted pursuant to this Section 8 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

     (a) Timing of Grants; Number of Option Shares Subject of Options; Exercisability of Options; Option Price. Each non-employee member of the Board of Directors who was a member of the Board of Directors on December 20, 1993, shall be granted on December 20, 1993, and on each anniversary thereafter during the term of the Plan, an Option to purchase Fifteen Thousand (15,000) Option Shares during the term of the Plan. Each other non-employee member of the Board of Directors who first becomes a member of the Board of Directors during the term of the Plan shall be granted Options as follows: Any non-employee member of the Board of Directors who first becomes a member of the Board of Directors on December 20 of any year shall be granted on the date he or she first becomes a member of the Board of Directors, and on each anniversary thereafter during the term of the Plan, an Option to purchase Fifteen Thousand (15,000) Option Shares. Any non-employee member of the Board of Directors who first becomes a member of the Board of Directors at any time after December 20 of any year and before September 1 of the following year shall be granted an Option to purchase Ten Thousand (10,000) Option Shares at the time he or she first becomes a member of the Board of Directors, and shall be granted on each December 20 thereafter during the term of the Plan, an Option to purchase Fifteen Thousand (15,000) Option Shares. Any non-employee member of the Board of Directors who first becomes a member of the Board of Directors at any time after August 31 of any year and before November 30 of the same year shall be granted an Option to purchase Five Thousand (5,000) Option Shares at the time he or she first becomes a member of the Board of Directors, and shall be granted on each December 20 thereafter during the term of the Plan, an Option to purchase Fifteen Thousand (15,000) Option Shares. Any non-employee member of the Board of Directors who first becomes a member of the Board of Directors at any time after November 30 of any year and before December 20 of the same year shall be granted on each December 20 thereafter during the term of the Plan, an Option to purchase Fifteen Thousand (15,000) Option Shares. Each such Option shall be a Non-qualified Stock Option becoming exercisable over a period of two (2) years, so that the Optionee shall have the right to exercise the Option with respect to fifty percent (50%) of the Option Shares covered thereby on the first anniversary of the date of grant, and the right to exercise the Option with respect to the remainder of such Option Shares on the second anniversary of the date of grant. The Option Price shall be equal to the fair market value of the Option Shares on the date the Option is granted as determined by the Committee.

     (b) Termination of Options Granted Pursuant to Section 8. All Options granted pursuant to this Section 8 shall be exercisable until the first to occur of the following:

     (i) Expiration of ten (10) years from the date of grant;

     (ii) Expiration of three months from the date the Optionee's service with the Company or its Affiliates terminates for any reason other than disability (within the meaning of section 22(e)(3) of the Code) or death; or

     (iii) Expiration of one year from the date the Optionee's service with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death.

     (c) Applicability of Provisions of Section 6 to Options Granted Pursuant to
Section 8. The following provisions of Section 6 shall be applicable to Options granted pursuant to this Section 8: Subsection 6(a) (provided that all Options granted pursuant to this Section 8 shall be NSO's); Subsection 6(b) (provided, however, that the Option Price shall in all events be the fair market value of the Option Shares on the date of grant; Subsection 6(c) (provided, however, that the Option Document shall in all events permit payment to be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year; and Subsection 6(g).

     9. Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted hereunder, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such.

     10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of shares as to which Options may be granted. In addition, the provisions of Section 8 that determine
(i) which non-employee members of the Board of Directors shall be granted Options pursuant to Section 8; (ii) the number of Option Shares subject to Options granted pursuant to Section 8; (iii) the Option Price of Option Shares subject to Options granted pursuant to Section 8; and (iv) the timing of grants of Options pursuant to Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

     11. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreements express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate, as a member of the Board of Directors or in any other capacity, whichever the case may be.

     12. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferor to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests.

     13. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

     14. Effective Date. This Stock Option Plan shall be effective as of December 17, 1993, subject to approval by vote of a majority of the outstanding voting stock of the Company provided such vote is within twelve months of December 17, 1993.

                              TOLL BROTHERS, INC.

                                CASH BONUS PLAN

     1. PURPOSE

     The purpose of the Plan is to provide, subject to shareholder approval and approval by the Committee (as defined below), performance-based cash bonus compensation for Robert I. Toll and Bruce E. Toll in accordance with a formula that is based on the financial success of Toll Brothers, Inc., a Delaware corporation (the 'Company') as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

     2. DEFINITIONS

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

     'Board of Directors' shall mean the Board of Directors of the Company.

     'Committee' shall mean the committee appointed by the Board of Directors consisting of two or more Outside Directors to act as the Committee with respect to the Plan.

     'Company' shall mean Toll Brothers, Inc., a Delaware Corporation, and any successor thereto.

     'Outside Director' shall mean a member of the Board of Directors who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, and (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board of Directors.

     'Participant' shall mean those persons eligible to participate in the Plan in accordance with Section 3.

     'Plan' shall mean the Toll Brothers, Inc. Cash Bonus Plan.

     3. PARTICIPATION

     Robert I. Toll and Bruce E. Toll are the participants in the Plan.

     4. Term of Plan

     Subject to approval of the Plan by the Committee and the shareholders of the Company, the Plan shall be in effect as of November 1, 1993 and shall continue until terminated by the Board of Directors.

     5. Bonus Entitlement

     Each Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment under the Plan shall be paid to each Participant during the last week of December or the first week of January after the close of the fiscal year with respect to which the bonus is to be paid. No bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.

     6. Amount of Performance-Based Compensation Bonus

     (a) Each Participant in the Plan is entitled to a bonus which is equal to the sum of the following amounts:

     (i) 1.5% of all Income Before Income Taxes in excess of 10% and up to 20% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company;

     (ii) 2% of all Income Before Income Taxes in excess of 20% and up to 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company; and

     (iii) 2.25% of all Income Before Income Taxes in excess of 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company.

     (b) For purposes of Section 6(a) above, the term 'Income Before Income Taxes' shall mean that amount which, except for the recognition of bonuses to Participants under the Plan would be reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements for the fiscal year of the Company, and the term 'Shareholders' Equity' shall mean the amount reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements as of the appropriate date.

     7. COMMITTEE

     (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

     (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

     (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

     (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

     The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

     (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

     (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

     (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

     (e) Inspection of Documents. The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

     8. EFFECTIVE DATE, TERMINATION AND AMENDMENT

     (a) Effective Date of Participation in Plan. Subject to shareholder and Committee approval of the Plan, participation in this Plan shall be effective as of November 1, 1994 and shall continue thereafter until the Plan is terminated.

     (b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), as they relate to the exemption for 'performance-based compensation' under the limitations on the deductibility of compensation imposed under Code Section 162(m).

     9. MISCELLANEOUS PROVISIONS

     (a) Unsecured Creditor Status. A Participant entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.

     (b) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

     (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

     (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

     (e) Incapacity. If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

     (g) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

     (h) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

     (i) the specific reasons for such denial;

     (ii) the specific reference to the Plan provisions on which the denial is based;

     (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

     (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

     A Participant whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

     (i) Withholding. The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.